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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              LCS INDUSTRIES, INC.,


                         CUSTOMERONE HOLDING CORPORATION


                                       AND


                             CATALOG ACQUISITION CO.


                                      DATED


                                      AS OF


                                DECEMBER 17, 1998







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



                                TABLE OF CONTENTS



                                    ARTICLE I

                                    THE OFFER

               SECTION 1.1  The Offer......................................
               SECTION 1.2  Company Actions................................
               SECTION 1.3  Directors......................................

                                   ARTICLE II

                                   THE MERGER

               SECTION 2.1  The Merger.....................................
               SECTION 2.2  Effect on Shares...............................
               SECTION 2.3  Surrender and Payment..........................
               SECTION 2.4  Dissenting Shares..............................
               SECTION 2.5  Stock Options..................................
               SECTION 2.6  Merger Without Meeting of Stockholders.........
               SECTION 2.7  Closing........................................

                                   ARTICLE III

                            THE SURVIVING CORPORATION

               SECTION 3.1  Certificate of Incorporation...................
               SECTION 3.2  Bylaws.........................................
               SECTION 3.3  Directors and Officers.........................

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

               SECTION 4.1  Corporate Existence and Power..................
               SECTION 4.2  Corporate Authorization........................
               SECTION 4.3  Governmental Authorization.....................
               SECTION 4.4  Non-Contravention..............................
               SECTION 4.5  Capitalization.................................
               SECTION 4.6  Subsidiaries...................................
               SECTION 4.7  SEC Documents..................................
               SECTION 4.8  Financial Statements; No Undisclosed
                              Liabilities..................................
               SECTION 4.9  Disclosure Documents...........................

               SECTION 4.10 Absence of Certain Changes....................
               SECTION 4.11 Litigation....................................
               SECTION 4.12 Taxes.........................................
               SECTION 4.13 Employee Plans................................
               SECTION 4.14 Labor Matters.................................
               SECTION 4.15 Compliance with Laws..........................
               SECTION 4.16 Finders' Fees.................................
               SECTION 4.17 Environmental Matters.........................
               SECTION 4.18 Property......................................
               SECTION 4.19 Trademarks....................................
               SECTION 4.20 Material Contracts............................
               SECTION 4.21 Insurance.....................................
               SECTION 4.22 Year 2000 Compliance..........................

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

               SECTION 5.1  Corporate Existence and Power.................
               SECTION 5.2  Corporate Authorization.......................
               SECTION 5.3  Governmental Authorization....................
               SECTION 5.4  Non-Contravention.............................
               SECTION 5.5  Disclosure Documents..........................
               SECTION 5.6  Finders' Fees.................................
               SECTION 5.7  Financing.....................................
               SECTION 5.8  Solvency......................................
               SECTION 5.9  Share Ownership...............................
               SECTION 5.10 Merger Subsidiary's Operations................

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY
               SECTION 6.1  Conduct of the Company........................
               SECTION 6.2  Stockholder Meeting; Proxy Material...........
               SECTION 6.3  Access to Information; Confidentiality
                              Agreement...................................
               SECTION 6.4  No Solicitation...............................
               SECTION 6.5  Conveyance Taxes..............................
               SECTION 6.6  Directors Stock Plan.  .......................

                                   ARTICLE VII

                               COVENANTS OF BUYER

               SECTION 7.1  Obligations of Merger Subsidiary..............
               SECTION 7.2  Voting of Shares..............................
               SECTION 7.3  Director and Officer Insurance................
               SECTION 7.4  Investment Banking Fees.......................

                                  ARTICLE VIII

                               COVENANTS OF BUYER
                                 AND THE COMPANY

               SECTION 8.1  Reasonable Efforts.............................
               SECTION 8.2  Certain Filings................................
               SECTION 8.3  Public Announcements...........................
               SECTION 8.4  Conveyance Taxes...............................
               SECTION 8.5  Further Assurances.............................
               SECTION 8.6  Employee Matters...............................
               SECTION 8.7  Stockholder Litigation.........................

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

               SECTION 9.1  Conditions to the Obligations of Each
                               Party.......................................

                                    ARTICLE X

                                   TERMINATION

               SECTION 10.1  Termination..................................
               SECTION 10.2  Effect of Termination........................

                                   ARTICLE XI

                                  DEFINED TERMS


                                   ARTICLE XII

                                  MISCELLANEOUS

               SECTION 12.1  Notices......................................
               SECTION 12.2  Nonsurvivial of Representations and
                              Warranties..................................
               SECTION 12.3  Amendments; No Waivers.......................
               SECTION 12.4  Expenses.....................................
               SECTION 12.5  Successors and Assigns.......................
               SECTION 12.6  Governing Law................................
               SECTION 12.7  Severability.................................
               SECTION 12.8  Third Party Beneficiaries....................
               SECTION 12.9  Entire Agreement.............................
               SECTION 12.10 Counterparts; Effectiveness..................

ANNEX I
                          AGREEMENT AND PLAN OF MERGER

                             AGREEMENT AND PLAN OF MERGER,  dated as of December
17, 1998 (this "Agreement"), by and among LCS Industries, Inc., a Delaware corporation (the "Company"), CustomerONE Holding Corporation, a Delaware corporation ("Buyer"), and Catalog Acquisition Co., a Delaware corpo ration and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

                             WHEREAS,  the  respective  Boards of  Directors  of
Buyer, Merger Subsidiary and the Company have determined that it is fair to, and in the best interests of their respective stockholders to consummate the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein; and

                             WHEREAS, in furtherance of such acquisition,  Buyer
will cause Merger Subsidiary to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Shares") for $17.50 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions of this Agreement and the Offer; and

                             WHEREAS,  the Board of Directors of the Company has
approved the Offer and resolved and agreed to recom mend that holders of Shares tender their Shares pursuant to the Offer; and

                             WHEREAS,  also in furtherance of such  acquisition,
the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") whereby each issued and outstanding Share (other than Shares held by the Company as treasury stock or owned by Buyer, Merger Subsidiary or any other subsidiary of Buyer immediately prior to the Effective Time and other than Dissenting Shares (as defined in Section 2.4 hereof)), will be converted into the right to receive the Offer Price;

                             WHEREAS,  Buyer, Merger Subsidiary and the Company
desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger (as defined in Section 2.1) and also to pre scribe various conditions to the Offer and the Merger.

                             NOW,    THEREFORE,    in   consideration   of   the
representations, warranties, covenants and agreements con tained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                    THE OFFER

                             SECTION   1.1  The  Offer.   (a)   Subject  to  the
provisions of this Agreement, as promptly as practicable, but in no event later than five business days after the initial public announcement of the Offer, Merger Subsid iary shall, and Buyer shall cause Merger Subsidiary to, commence (as defined in Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Ex change Act")) the Offer. The obligation of Merger Sub sidiary to, and Buyer to cause Merger Subsidiary to, commence the Offer and accept for payment, and pay for, any and all Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex I hereto and to the terms and conditions of this Agreement; provided, however, that Merger Subsidiary shall not, without the Company's written consent, waive the Minimum Condition (as defined in Annex I hereto). Merger Subsid iary expressly reserves the right to modify the terms of the Offer; provided that, without the Company's written consent, Merger Subsidiary shall not (i) reduce the num ber of Shares which Merger Subsidiary is offering to purchase in the Offer, (ii) reduce the Offer Price, (iii) modify or add to the conditions set forth in Annex I hereto,
(iv) change the form of consideration payable in the Offer or (v) otherwise amend or modify the Offer in any manner adverse to the holders of the Shares. Not withstanding the foregoing, if on any scheduled expira tion date the number of Shares that have been physically tendered and not withdrawn are more than 50% of the Shares outstanding on a fully diluted basis but less than 90% of the outstanding shares of each class of capital stock of the Company on a fully diluted basis, Merger Subsidiary may extend the Offer for up to 10 additional business days from the date that all conditions to the Offer (other than the Minimum Condition) shall first have been satisfied, so long as Merger Subsidiary irrevocably waives the satisfaction of any condition set forth in

Annex A which relates to the occurrence of a Material Adverse Effect on the Company (as defined in Section 4.1). Further, Merger Subsidiary may extend the Offer beyond any scheduled expiration date up to the Outside Termination Date (as defined in Section 10.1) if at the initial expiration date of the Offer, or any extension thereof, the conditions in clauses (a) and (b) to Annex I hereto are not satisfied or waived. Subject to the terms and conditions of the Offer, Merger Subsidiary shall, and Buyer shall cause Merger Subsidiary to, pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

                             (b) On the date of commencement of the Offer, Buyer
and Merger Subsidiary shall file with the Securi ties and Exchange Commission (the "SEC"), a Tender Offer Statement on Schedule 14D-1 with respect to the Offer which shall contain an offer to purchase and form of the related letter of transmittal and summary advertisement (together with any supplements or amendments thereto, collectively, the "Offer Documents") and promptly there after shall disseminate the Offer Documents to the stock holders of the Company. Buyer, Merger Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect; and each of Buyer and Merger Subsidiary further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the applicable authorities or dissemi nated to the Company's stockholders. Buyer and Merger Subsidiary agree to provide the Company and its counsel any comments Buyer, Merger Subsidiary or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such com ments and shall provide the Company and its counsel an opportunity to participate, including by way of discus sion with the SEC or its staff, in the response of Buyer and/or Merger Subsidiary to such comments.

                             (c) Buyer shall provide or cause to be pro vided to
Merger Subsidiary on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Merger Subsidiary becomes obligated to pay for pur suant to the Offer or the Merger.

                             SECTION 1.2 Company Actions. (a) The Company hereby
consents to the Offer and represents that its Board of Directors, at a meeting duly called and held on December 17, 1998, has (i) determined that this Agreement and the transactions contemplated hereby, including the terms of the Offer and the Merger, are fair to and in the best interests of the Company's stockholders, (ii) ap proved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (iii) resolved to recommend acceptance of the Offer and ap proval and adoption of this Agreement and the Merger by its stockholders; provided however, that prior to the purchase by Merger Subsidiary of Shares pursuant to the Offer, the Company may modify, withdraw or change such recommendation to the extent that the Board of Directors of the Company determines, after consultation with out side legal counsel to the Company, that the failure to so withdraw, modify or change such recommendation would likely be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable laws.

                             (b) The  Board  of  Directors  of the  Company  has
received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to the effect that, as of such date, the Merger Consideration (as de fined in Section 2.2(c)) to be received by holders of Shares pursuant to the Offer and the Merger, taken to gether, is fair from a financial point of view to such holders. The Company has provided a copy of such opinion to the Buyer.

                             (c) In connection  with the Offer,  if requested by
Merger Subsidiary, the Company shall furnish or shall cause to be furnished to Merger Subsidiary mailing labels and any available listing or computer file containing the names and addresses of all holders of record of Shares and lists of securities positions of Shares held in stock depositories, in each case as of a recent date, and shall provide to Merger Subsidiary such additional information (including, without limitation, updated lists of stock holders, mailing labels and lists of securities posi tions) and such other assistance as Buyer or Merger Sub sidiary may reasonably request in connection with the Offer. Except for such steps as are necessary to dissem inate the Offer Documents, Buyer and Merger Subsidiary shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                             (d) As soon as practicable  after the filing of the
Offer Documents with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (such Schedule 14D-9, as amended or sup plemented from time to time, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's Board of Directors under applicable laws and the provi sions of this Agreement, reflect the recommendation of the Company's Board of Directors described in Section 1.2(a) hereof, and disseminate the Schedule 14D-9 to the stockholders of the Company. Buyer, Merger Subsidiary and the Company each agrees promptly to correct any in formation provided by it for use in the Schedule 14D-9 if and to the extent that such Schedule 14D-9 shall have become false or misleading in any material respect; and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Buyer and Merger Subsidiary and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the applicable authorities or disseminated to the Company's stockholders. The Com pany agrees to provide Buyer and Merger Subsidiary and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such com ments and shall provide Buyer and Merger Subsidiary and their counsel an opportunity to participate, including by way of discussion with the SEC or its staff, in the re sponse of the Company to such comments.

                             SECTION 1.3 Directors. (a) Subject to paragraph (b)
below, promptly upon the acceptance for payment by Merger Subsidiary of any Shares pursuant to the Offer, Buyer shall be entitled to designate such number of di rectors, rounded up to the next whole number, on the Company's Board of Directors as is equal to the product of (i) the total number of directors on the Company's

Board of Directors (giving effect to the election of any additional directors pursuant to this sentence) and (ii) the percentage that the aggregate number of Shares bene ficially owned by Merger Subsidiary (including Shares accepted for payment pursuant to the Offer) bears to the total number of Shares outstanding. The Company shall take all action necessary to cause Merger Subsidiary's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, in creasing the number of directors and seeking and accept ing resignations of incumbent directors. At such times, the Company will use its reasonable best efforts to cause individuals designated by Buyer to constitute the same percentage as such individuals represent on the Company's Board of Directors of each Committee of the Board of Directors (other than a Committee established to take action under this Agreement), each Board of Directors of any Subsidiary of the Company and each Committee of each such board. Notwithstanding the foregoing, until the Effective Time (as defined in Section 2.1(b)), the Com pany shall retain as members of its Board of Directors at least two directors who are directors of the Company on the date hereof (the "Continuing Directors").

                             (b) The Company's  obligations to appoint designees
to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promul gated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(b) and shall include in the Schedule 14D-9 such in formation with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. Buyer and Merger Subsidiary shall supply in writing and be solely responsible to the Company for any information with respect to themselves and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                             (c) From and after the time,  if any,  that Buyer's
designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, (i) any amendment of this Agreement, the Company Certificate of Incorporation or the Company By-Laws or any of its Subsidiaries, (ii) any termination of this Agreement by the Company, (iii) any extension of time for performance of any of the obligations of Buyer or Merger Subsidiary hereunder,
(iv) any waiver of any condition to the obli gations of the Company or any of the Company's rights hereunder and any termination pursuant to Section 10.1(i) hereof, (v) any amendment or change to the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof, (vi) any amendment or change to, or decision in connec tion with, the indemnification of the individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company or any of its Subsid iaries under the Company Certificate of Incorporation or Company By-laws, the certificate of incorporation or by-laws of any Subsidiary of the Company, or under any ex isting agreement between such person or persons and the Company or a Subsidiary of the Company and (vii) any amendment or change to any Plan (as defined in Section 4.13(a) hereof) or modifications to existing compensation policies or severance obligations (including those agree ments or obligations referenced in Section 4.13 hereof or set forth on Schedule 4.13 of the disclosure schedule delivered by the Company in connection herewith and at tached hereto (the "Company Disclosure Schedule")) may be effected only by the action of a majority of the direc tors of the Company then in office who are Continuing Directors, which action shall be deemed to constitute the action of a committee specifically designated by the Board of Directors to approve the actions and transac tions contemplated hereby; provided, that if there shall be no Continuing Directors, such actions may be effected by majority vote of the entire Board of Directors of the Company. Any actions with respect to the enforcement of this Agreement by the Company shall be effected only by the action of a majority of the Continuing Directors.


                                   ARTICLE II

                                   THE MERGER

                             SECTION 2.1  The Merger.  (a) Subject to the
terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving cor poration (the "Surviving
Corporation") and shall continue to be governed by the laws of the State of Delaware.

                             (b) The Company,  Buyer and Merger  Subsidiary will
cause a certificate of merger (the "Certificate of

Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Dela ware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date the Certif icate of Merger has been duly filed with the Secretary of State or at such date as is agreed between the parties specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                             (c)  From  and  after  the  Effective   Time,   the
Surviving Corporation shall possess all the rights, priv ileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Subsidiary.

                             SECTION 2.2  Effect on Shares.  At the Effec
tive Time:

                             (a) Cancellation of Certain Stock.  Each Share held
by the Company as treasury stock or owned by Buyer, Merger Subsidiary or any other Subsidiary of Buyer and the Dissenting Shares (defined in Section 2.4 hereof, but except as provided in Section 2.4 hereof) immediately prior to the Effective Time shall automatically be can celed and retired and cease to exist, and no payment shall be made with respect thereto.

                             (b) Capital Stock of Merger Subsidiary.  Each share
of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall consti tute the only outstanding shares of capital stock of the Surviving Corporation.

                             (c)  Conversion  of Shares.  Each Share  issued and
outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.2(a) hereof, be converted into the right to receive the Offer Price, without interest (the "Merger Consideration").

                             SECTION 2.3 Surrender and Payment. (a) Prior to the
Effective Time, Buyer shall appoint a depositary (the "Depositary") for the purpose of exchanging certifi cates representing Shares for the Merger Consideration. The Depositary shall at all times be a commercial bank having a combined capital and surplus of at least

$500,000,000. Buyer will pay to the Depositary immedi ately prior to the Effective Time, the Merger Consider ation to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be so paid, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer will send, or will cause the Depos itary to send, but in no event later than three business days after the Effective Time, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates represent ing Shares to the Depositary) and instructions for use in effecting the surrender of Shares in exchange for the Merger Consideration.

                             (b) Each  holder of Shares that has been con verted
into a right to receive the Merger Consideration, upon surrender to the Depositary of a certificate or certificates properly representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Con sideration payable in respect of such Shares less any amounts required to be withheld under applicable federal, state, local or foreign income tax regulations. Until so surrendered, each such certificate shall, after the Ef fective Time, represent for all purposes, only the right to receive such Merger Consideration.

                             (c) If any portion of the Merger  Consideration  is
to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Deposi tary any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Depositary that such tax has been paid or is not payable.
For purposes of this Agreement, "Person" means an indi vidual, a corporation, limited liability company, a part nership, an association, a trust or any other entity or organization, including a government or political subdi vision or any agency or instrumentality thereof.

                             (d) After the Effective  Time,  the stock trans fer
books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates rep resenting Shares are presented to the Surviving Corpora tion, they shall be canceled and exchanged for the con sideration provided for, and in accordance with the pro cedures set forth, in this Article II.

                             (e) Any portion of the Merger Consideration paid to
the Depositary pursuant to Section 2.3(a) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Surviving Corpo ration, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his Shares, without any interest thereon. Notwithstanding the foregoing, Buyer, Merger Subsidiary and the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remain ing unclaimed by holders of Shares on the day immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

                             (f) Any portion of the Merger Consideration paid to
the Depositary pursuant to Section 2.3(a) hereof to pay for Shares for which appraisal rights have been perfected shall be returned to Surviving Corporation upon demand.

                             SECTION  2.4  Dissenting  Shares.   Notwithstanding
Section 2.2 hereof, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to re ceive the Merger Consideration, but the holders of Dis senting Shares shall be entitled to receive such consid eration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such Shares shall no longer be Dissenting Shares. The Company shall give Buyer (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

                             SECTION 2.5 Stock Options. (a) Immediately prior to
the Effective Time, each outstanding employee or director stock option (an "Option") to purchase Shares granted under the 1983 Incentive Stock Option Plan, the 1993 Incentive Stock Option Plan, the 1993 Non-Employee Directors Stock Option Plan or the 1996 Non-Employee Directors Stock Option Plan (collectively, the "Option Plans") or any other compensation plan or arrangement of the Company shall be canceled, and each holder of any such Option, whether or not then vested or exercisable, shall be paid by the Company at the Effective Time for each such Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option by
(ii) the number of Shares such holder could have purchased (assum ing full vesting of all Options) had such holder exer cised such Option in full immediately prior to the Effec tive Time.

                             (b) Prior to the Effective  Time, the Company shall
use its best efforts (i) to obtain any consents from holders of Options and (ii) make any amendments to the terms of the Option Plans or compensation plans or arrangements, to the extent such consents or amendments are necessary to give effect to the transactions contem plated by Section 2.5(a). Notwithstanding any other provision of this Section 2.5, payment may be withheld in respect of any Option until necessary consents are ob tained.

                             (c) The  Company  shall  promptly  amend  the  1994
Employee Stock Purchase Plan to provide for (i) the sus pension of participation during any offering periods commencing subsequent to the date of this agreement for the pendency of the Merger and subject to the successful consummation of the Merger and (ii) the termination of the 1994 Employee Stock Purchase Plan as of the Effective Time.

                             SECTION  2.6  Merger   Without   Meeting  of  Stock
holders. Notwithstanding Section 6.2 hereof, in the event that Buyer, Merger Subsidiary or any other subsid iary of Buyer shall acquire at least 90% of the outstand ing shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practica ble after such acquisition, without a meeting of stock holders of the Company, in accordance with Section 253 of the DGCL.

                             SECTION 2.7 Closing. The closing of the Merger (the
"Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP in New York, New York unless another time, date or place is agreed to in writing by the parties hereto.


                                   ARTICLE III

                            THE SURVIVING CORPORATION

                             SECTION  3.1  Certificate  of  Incorporation.   The
certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereaf ter amended in accordance with applicable law or such certificate of incorporation.

                             SECTION   3.2   Bylaws.   The   by-laws  of  Merger
Subsidiary in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the certifi cate of incorporation or such by-laws.

                             SECTION 3.3 Directors and Officers.  From and after
the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the initial directors of the

Surviving Corporation and the officers of Merger Subsid iary at the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and appointed or qualified.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                             The Company  represents  and  warrants to Buyer and
Merger Subsidiary that:

                             SECTION  4.1  Corporate  Existence  and Power.  The
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on
Schedule 4.1 of the Company Disclosure Schedule, has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted except where the failure to have any such License, individually or in the aggregate, would not have a Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, indi vidually or in the aggregate, would not have a Material Adverse Effect. As used herein, the term "Material Ad verse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, prospects or results of operations of the Company and its Subsidiaries (as defined in Section 4.6) taken as a whole, or the Buyer and the Merger Subsidiary, as the case may be, that is not a result of general changes in the economy or the industries in which such entities operate, provided, however, that "prospects" shall not include the prospects of the Company's IT and Consultancy Services businesses. The Company has heretofore deliv ered or made available to Buyer true and complete copies of the Company Certificate of Incorporation and Company By-laws as currently in effect. In all material re spects, the minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the board of directors and all committees of the board of directors of the Com pany. Complete and accurate copies of all such minute books and of the stock register of the Company have been made available by the Company to Buyer.

                             SECTION 4.2 Corporate Authorization. The execution,
delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consum mation of the Merger, have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific perfor mance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discre tion of the court before which any proceeding therefor may be brought.

                             SECTION 4.3 Governmental Authorization.  Ex cept as
set forth in Schedule 4.3 of the Company Disclo sure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any gov ernmental body, agency, official or authority (each, a "Governmental Entity") other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HartScott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of state blue sky laws; (v) compliance with the applicable requirements of any applicable takeover laws and (vi) such other actions by or in respect of, or filings with, the failure of which to obtain or make, individually or in the aggregate, would not have a Mate rial Adverse Effect and which would not materially impair the ability of the Company to consummate the transactions contemplated hereby.

                             SECTION  4.4   Non-Contravention.   The  execution,
delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 4.3 hereof, contravene or conflict with or con stitute a violation of any provision of any law, regula tion, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company,
(iii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule, with or without the giving of notice or passage of time or both, constitute a mate rial default under or give rise to a right of termina tion, cancellation or acceleration of any right or obli gation of the Company or any Subsidiary of the Company or to a material loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar autho rization held by the Company or any Subsidiary of the Company, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Subsidiary of the Company, excluding from the foregoing clauses (ii), (iii) or
(iv), such violations, breaches, defaults or Liens, individually or in the ag gregate, which would not have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with re spect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                             SECTION 4.5 Capitalization.  The authorized capital
stock of the Company consists of 15,000,000 Shares and 1,000,000 shares of preferred stock (the "Pre ferred Stock"). As of December 16, 1998, there were
(i) 4,898,447 Shares issued and outstanding; (ii) 214,663 Shares held in the Company's treasury; and (iii) no shares of Preferred Stock issued and outstanding. As of December 16, 1998, there were (i) options outstanding pursuant to the 1996 Non-Qualified Non-Employee Directors Stock Option Plan ("the 1996 Plan") to acquire an aggre gate of 22,000 Shares, at an exercise price of $15.00; (ii) options outstanding pursuant to the 1993 Non-Quali fied Non-Employee Directors Stock Option Plan ("the 1993 Plan") to acquire an aggregate of 11,600 Shares, with an exercise price range of a minimum exercise price of $3.53 and a maximum exercise price of $16.00; additional op tions outstanding granted to non-employee directors to acquire an aggregate of 48,000 Shares, with an exercise price range of a minimum exercise price of $2.05 and a maximum exercise price of $5.38; and additional options outstanding granted to certain officers of the Company to acquire an aggregate of 25,000 Shares, with an exercise price of $5.75. Schedule
4.5 of the Company Disclosure Schedule accurately sets forth information regarding the exercise price, date of grant and number of granted op tions for each holder of options pursuant to the 1993 Qualified Stock Option Plan and the 1983 Qualified Stock Option Plan (the "Qualified Plans"). As of December 16, 1998, there were options outstanding pursuant to the Qualified Plans to acquire an aggregate of 552,450 Shares for a total of 659,050 Shares under all plans. All out standing shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.5, and except for changes since December 16, 1998 resulting from the exercise of employee options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) except as set forth on Schedule 4.5 of the Company Dis closure Schedule, no options, warrants, calls, subscrip tions or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or ex changeable for capital stock or voting securities of the Company, (iv) no outstanding contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any capital stock of the Company, (v) no outstanding contractual obligations or commitments of any character granting any preemptive or antidilutive right with respect to, any capital stock of the Company and (vi) no voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsid iary of the Company to repurchase, redeem or otherwise acquire any Company Securities. Neither the Company nor any Subsidiary of the Company has issued any stock appre ciation right or similar payment obligation based on the value of the Company's common equity.

                             SECTION 4.6  Subsidiaries.  (a) Each  Subsidiary of
the Company (a "Subsidiary") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) except as set forth in Schedule 4.6(a) of the Company Disclosure Schedule, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) except as set forth in Schedule 4.6(a) of the Company Disclosure Schedule, is duly quali fied to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except in each case to the extent the failure of this representa tion and warranty to be true would not have a Material Adverse Effect. The Company has heretofore delivered or made available to Buyer a complete and correct copy of the charter and bylaws of each Subsidiary of the Company, as currently in effect. In all material respects, the minute books of each Subsidiary of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the boards of directors and all committees of the boards of direc tors of each Subsidiary of the Company. Complete and accurate copies of all such minute books and of the stock register of each Subsidiary of the Company have been made available to the Buyer. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corpo ration or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of direc tors or other governing body of such corporation or other legal entity. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 4.6 of the Company Disclosure Schedule.

                             (b) Each outstanding share of capital stock of each
Subsidiary of the Company has been duly and validly authorized and issued and is fully paid and nonassessable. Except as set forth in Schedule 4.6(b) each outstanding share of capital stock of each Subsid iary is owned by the Company and/or one or more of its Subsidiaries and such shares are owned free and clear of any Liens. There are no subscriptions, options, war rants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemp tion (including any rights of conversion or exchange under any outstanding security or other instrument) for, any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contribu tions to the capital of, or lend or advance funds to, any Subsidiaries of the Company.

                             SECTION  4.7 SEC  Documents.  The Company has filed
all required reports, proxy statements, forms and other documents with the SEC since October 1, 1996 ("Com pany SEC Documents"). As of their respective dates, to the knowledge of the Company, (i) the Company SEC Docu ments complied in all material respects with the require ments of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                             SECTION 4.8 Financial  Statements;  No  Undisclosed
Liabilities. The financial statements of the Company included in the Company SEC Documents (i) comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, (ii) are in conformity with United States generally ac cepted accounting principles ("GAAP"), applied on a con sistent basis (except in the case of unaudited state ments, as permitted by Form 10-Q of the SEC) during the periods involved (except as may be indicated in the re lated notes and schedules thereto) and (iii) fairly pres ent in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 4.8 of the Company Disclosure Schedule and except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agree ment, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agree ment, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto. To the knowledge of the Company the books and records of the Company and its Subsidiaries have been, and are being, maintained, in all material re spects, in accordance with GAAP and any other applicable legal and accounting requirements.

                             SECTION 4.9 Disclosure Documents. (a) Each document
required  to be  filed  by the  Company  with  the SEC in  connection  with  the transactions contemplated by this Agreement (the "Company Disclosure Documents"), includ ing, without limitation, the Schedule 14D-9 will, when filed, comply as to form in all material respects with the applicable requirements of applicable law, including without limitation, the Exchange Act. The Company Dis closure Documents will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any mate rial fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to statements or omissions in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer and Merger Subsidiary specifically for use therein.

                             (b) The information  with respect to the Company or
any Subsidiary of the Company that the Company furnishes to Buyer and Merger Subsidiary in writing spe cifically for use in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the state ments made therein, in the light of the circumstances under which they were made not misleading in the case of any of the Offer Documents, at the time of the filing thereof and at the time of any distribution thereof.

                             SECTION 4.10 Absence of Certain Changes.  Except as
disclosed in the Company SEC Documents  filed by the Company and as set forth in
Schedule 4.10 of the

Company Disclosure Schedule, the Company and its Subsid iaries have conducted their business in the ordinary course of business and there has not been since December 31, 1997:

                             (a) any event,  occurrence or facts (whether or not
               in the ordinary course of business) which, indi vidually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect;

                             (b) any  declaration,  setting  aside or payment of
               any dividend (other than regular quarterly divi dends) or other distribution with respect to any shares of capital stock of the Company, or any re purchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securi ties of, or other ownership interests in, the Com pany or any Subsidiary of the Company;

                             (c) any amendment of any material term of any outstanding security of the Company or any Subsid iary of the Company;

                             (d) any incurrence,  assumption or guarantee by the
               Company or any Subsidiary of the Company of any indebtedness for borrowed money other than in the ordinary course of business;

                             (e) any  creation or  assumption  by the Company or
               any Subsidiary of the Company of any Lien on any asset other than in the ordinary course of business and other than Liens which do not have and could not reasonably be expected, individually or in the ag gregate, to have a Material Adverse Effect;

                             (f) any  making of any  loan,  advance  or  capital
               contributions to or investment in any Person other than advances to employees in the ordinary course of business not in excess of customary amounts and loans, advances or capital contributions to or in vestments in wholly-owned Subsidiaries of the Com pany made in the ordinary course of business;

                             (g) any damage,  destruction or other casualty loss
               (whether or not covered by insurance) affecting the business or assets of the Company or any Subsid iary of the Company which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                             (h) any  transaction  or  commitment  made,  or any
               contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of the Company of any contract or other right, in either case, that have had or could reasonably be expected individually or in the aggregate, to have a Material Adverse Effect, other than transactions and commitments in the ordi nary course of business and those contemplated by this Agreement;

                             (i) any  change  in any  method  of  accounting  or
               accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

                             (j) any  transaction,  agreement or understand  ing
               between the Company or any Subsidiary of the Company on the one hand and any current director or officer of the Company or any Subsidiary of the Company or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regula tion S-K (an "Affiliate Transaction");

                             (k) any (i) grant of any  severance or termina tion
               pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) em ployment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into,
               (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensa tion, bonus or other benefits payable to directors, officers or employees of the Company or any Subsid iary of the Company, in each case, other than in the ordinary course of business not in excess of custom ary amounts; or

                             (l) authorization of, or committing or agreeing to take any of, the foregoing actions except as otherwise permitted by this Agreement.

                             SECTION  4.11  Litigation.  Except  as set forth in
either the Company SEC Documents or in Schedule 4.11 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any Governmental Entity which, if determined or resolved adversely to the Company or any Subsidiary of the Company in accordance with the plaintiff's demands, could reason ably be expected to have, individually or in the aggre gate, a Material Adverse Effect. Except as set forth in either the Company SEC documents or in Schedule 4.11 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is subject to any outstand ing order, writ, injunction or decree which has had or, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                             SECTION  4.12  Taxes.  (a)  Except  as set forth on
Schedule 4.12: (i) the Company and each of its Subsid iaries has properly prepared and filed or has had prop erly prepared and filed on its behalf in a timely manner (within any applicable extension periods) with the appro priate Governmental Entity all Tax Returns with respect to Taxes of the Company or any of its Subsidiaries, or with respect to any Taxes for which the Company or any such Subsidiary may be liable, other than those Tax Re turns the failure of which to file, individually or in the aggregate, would not have a Material Adverse Effect; (ii) all Taxes shown to be due and payable on all filed Tax Returns of or with respect to the Company or any of its Subsidiaries have been paid in full or have been properly provided for in the SEC Documents in accordance with GAAP; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries; (iv) none of the Tax Returns of or with respect to the Company or any of its Subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no defi ciency for any income Taxes has been assessed with re spect to the Company or any of its Subsidiaries which has not been abated or paid in full.

                             (b) For  purposes  of this  Agreement,  (i) "Taxes"
shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and ser vices, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, ex cise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any inter est and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, decla ration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

                             SECTION 4.13 Employee Plans.  (a) Schedule  4.13(a)
of the Company Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements, including but not limited to all employment and consulting agreements and all bonus and other incentive compensation, deferred compensation, disability, severance, retention, salary continuation, vacation, stock award, stock option, stock purchase, collective bargaining or workers' compensation agree ments, plans, policies and arrangements which the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Sec tion 4001(b) of ERISA, maintains, is a party to, has contributed to or has any obligation to or liability for current or former employees and directors of the Company (each an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"). Schedule 4.13(a) separately identifies each of such plans and arrangements Employee Benefit Plan subject to Title IV of ERISA.

                             (b)  True,  correct  and  complete  copies  of  the
following documents with respect to each of the Em ployee Benefit Plans (as applicable) have been delivered or made available to Buyer: (i) the most recent plan, document or agreement, related trust documents and all amendments thereto,
(ii) the most recent summary plan description and all related summaries of material modifi cations, (iii) the annual report on Form 5500 and at tached schedules filed with the Internal Revenue Service in the last three years, (iv) the most recent actuarial report, (v) the most recent Internal Revenue Service determination letter, and (vi) a description of any non- written Employee Benefit Plan.

                             (c)  Except as would  not,  individually  or in the
aggregate, have a Material Adverse Effect on the Company, (i) all payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been timely made; (ii) the Company and its ERISA Affiliates have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Bene fit Plans comply in all respects and have been maintained in compliance with their terms and the requirements of ERISA, the Code and other applicable laws; and
(iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan.

                             (d) The Company and its ERISA  Affiliates  have not
incurred any unsatisfied withdrawal liability with respect to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                             (e) Each  Employee  Benefit  Plan  and its  related
trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), respectively, have been determined by the Inter nal Revenue Service to be so "qualified" under such Sec tions, as amended by the Tax Reform Act of 1986, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plan and its related trust.

                             (f) Except as set forth on Schedule  4.13(f) of the
Company Disclosure Schedule, or as contem plated by this Agreement, neither the execution and de livery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensa tion due, to any current or former employee or director of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employment Bene fit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                             (g) No Employee  Benefit Plan has an "ac  cumulated
funding deficiency" within the meaning of Sec tion 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the Internal Revenue Service with respect to any Employee Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or
Section 302(f) of ERISA.

                             (h) The  "benefits  liabilities,"  as de  fined  in
Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans subject to Title IV of ERISA using the actuarial assumptions that were used in the most recent actuarial valuation (a true and complete copy of which has been provided to Buyer) in the event it termi nated each such plan, do not exceed the fair market value of the assets of each such plan.

                             (i)  No  stock  or  other  security  issued  by the
Company forms or has formed a material part of the assets of any Employee Benefit Plan.

                             (j) No  Employee  Benefit  Plan  provides  medical,
surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees or directors of the Company or any of its ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Laws, (ii) death benefits under any "pension plan" as defined in Section 3(2) of ERISA, or (iii) benefits, the full cost of which is borne by such current or former employee or director (or his or her beneficiary).

                             SECTION  4.14 Labor  Matters.  Except to the extent
set forth in Schedule 4.14 of the Disclosure Schedule (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or threatened, to the knowledge of the Company, against the Company or any Subsidiary of the Company and during the past three years there has not been any such action; (ii) to the knowledge of the Company, there is no current union organizing activities among the employees of the Company or any Subsidiary of the Company nor does any question concern ing representation exist concerning such employees; (iii) there is no unfair labor practice charge or com plaint against the Company or any Subsidiary of the Com pany pending or, to the knowledge of the Company, threat ened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no griev ance pending relating to any collective bargaining agree ment or other grievance procedure; (v) to the knowledge of the Company, no charges with respect to or relating to the Company or any Subsidiary of the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) there are no collective bargaining agreements, employment contracts or severance agreements with any union or any employees of the Company or any Subsidiary of the Company.

                             SECTION 4.15  Compliance  with Laws.  Except as set
forth in Schedule 4.11 (as applicable) and Schedule 4.15 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance in all material re spects with all laws, statutes, ordinances or regulations except where such violations, individually or in the aggregate, would not have a Material Adverse Effect.

                             SECTION 4.16 Finders'  Fees.  Except for DLJ, there
is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary of the Company who would be entitled to any fee or commission from the Company, any Subsidiary of the Company, Buyer or any of Buyer's affiliates upon consummation of the trans actions contemplated by this Agreement. Other than the fee payable to DLJ pursuant to the agreement between DLJ and the Company dated September 2, 1997, as amended April 15, 1998 (the "DLJ Letter"), the Company has no obliga tions or Commitments to any investment banker or finan cial advisor in connection with any future transactions that may be considered or entered into by the Company after the Effective Time.

                             SECTION 4.17 Environmental  Matters.  (a) Except as
set forth in the Company SEC Documents or in Schedule 4.17 of the Company Disclosure Schedule:

                                             (i) to the Company's knowledge, the
               Com pany is and for the past five years has been in material compliance with Environmental Laws and possesses all permits, authorizations, licenses or approvals required by Environmental Laws and neces sary for the operation of the Company and each of its Subsidiaries;

                                             (ii) the Company  has not  received
               any written communication from any person or entity

               (including any Governmental Entity) stating or al leging that the Company or any of its Subsidiaries is in violation of or may have liability under Envi ronmental Law (as defined in Section 4.17(c) hereof) with respect to any actual or alleged environmental contamination, which if adversely determined could reasonably be expected to result in the Company or any of its Subsidiaries incurring material liability under Environmental Laws; neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Entity is conducting or has con ducted any environmental remediation or environmen tal investigation which could reasonably be expected to result in liability for the Company or its Sub sidiaries under Environmental Law; and the Company and its Subsidiaries have not received any request for information under Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which would not, individually or in the aggregate, reasonably be expected to result in the Company or any of its Subsidiaries incurring material liability under Environmental Laws;

                                             (iii)  since  January 1, 1998,  the
               Company and its Subsidiaries have not received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company or its Subsidiaries may have violated any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any envi ronmental contamination that has caused any property damage or personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which would not, individually or in the ag gregate, result in the Company or any of its Subsid iaries incurring material liability under Environ mental Laws;

                                             (iv)    the    Company    and   its
               Subsidiaries are not aware of any facts, circumstances or conditions arising out of or related to the Company or its Subsidiaries or to any real property currently or formerly owned, operated or leased by or for the Company or its Subsidiaries, which could reasonably be expected to result in the Company or its Subsid iaries incurring material liability under Environ mental Laws; and

                                             (v)   to  the   knowledge   of  the
               Company, the transactions contemplated by this Agreement do not trigger the New Jersey Industrial Site Recovery Act or any similar environmental property transfer law;

                             (b) (i) The  Company has  provided  Buyer with true
and correct copies of any and all material environ mental investigation, study, audit, test, review and other analysis in the possession of the Company or its Subsidiaries conducted in relation to the business of the Company or any property or facility now or previously owned, operated or leased by the Company or any Subsid iary; and (ii) the Company has not knowingly withheld from Buyer any consent decree, consent order or similar document in force and to which it is a party relating to any property currently owned, leased or operated by the Company or its Subsidiaries.

                             (c)  For  purposes  of  this  Section  4.17,  "Envi
ronmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, and the release of mate rial into the environment.

                             SECTION   4.18   Property.   The  Company  and  its
Subsidiaries, as the case may be, have good and valid title to, or in the case of leased property, have valid leasehold interests in all properties and assets neces sary to conduct the business of the Company as currently conducted, free and clear of all Liens or encumbrances of any nature whatsoever, except (i) any Lien for current Taxes, payments of which are not yet delinquent, (ii) such imperfections  in  title,  easements  and  encumbrances,  if  any,  as  are  not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations or (iii) as disclosed in the Company SEC Documents. There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company threatened, which, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                             SECTION  4.19  Trademarks.  (a) The Company and its
Subsidiaries own or possess adequate licenses or other valid rights to use all trademarks, trademark rights, copyrights, patents, software, trade names and trade name rights which are material to the Company's business and operations (collectively, "Material Trade marks") used or held for use in connection with the busi ness of the Company and the Subsidiaries as currently conducted in all material respects. Except set forth in Schedule 4.19(a), all Material Trademarks are validly registered or registrations have been applied for.

                             (b) The  Company,  except as set forth in Sched ule
4.19(b) of the Company Disclosure Schedule, is un aware of any assertion or claim challenging the validity of any Material Trademark. Except as set forth in Sched ule 4.19(b) of the Company Disclosure Schedule, the con duct of the business of the Company and its Subsidiaries as currently conducted does not conflict with any trade mark, trademark right, copyright, patent, software li cense, trade name or trade name right of any third party in a manner that could reasonably be expected, individu ally or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, there are no material infringements of any Material Trademarks.

                             SECTION 4.20 Material Contracts.  (a) Except as set
forth on Schedule 4.20 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company, and except as set forth on Schedule 4.20 of the Company Disclosure Schedule or in the Company SEC Documents, to the knowl edge of the Company, each Material Contract is valid, binding and enforceable and in full force and effect; except where such failure to be valid, binding and en forceable and in full force and effect, individually or in the aggregate, would not have a Material Adverse Ef fect, and there are no defaults thereunder, except those defaults that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) all con tracts, agreements or understandings with customers of the Company and its Subsidiaries in the last fiscal year where each customers' contracts, agreements or under standings in the aggregate account for more than $3 mil lion of the Company's annual revenues; (ii) all acquisi tion, merger, asset purchase or sale agreements entered into and not rescinded by the Company in the last two fiscal years with a transaction value in excess of $3 million; and (iii) any other agreement within the meaning set forth in Item 601(b)(10) Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations. The Company has previously made available to the Buyer true and cor rect copies of the Material Contracts.

                             SECTION  4.21  Insurance.   Schedule  4.21  of  the
Company Disclosure Schedule sets forth the insurance policies and programs maintained by the Company.

                             SECTION 4.22 Year 2000 Compliance.  As set forth on
Schedule 4.22 of the Company Disclosure Sched ule, the Company has a remediation program which it pres ently believes will result in all Date Data and Date Sensitive Systems of the Company and each Subsidiary of the Company being Year 2000 Compliant prior to December 31, 1999. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electric or electronically controlled system or component, that pro cesses any Date Data and that is installed, in develop ment or on order by the Company or any Subsidiary of the Company for their internal use, or which the Company or any Subsidiary of the Company sells, leases, licenses, assigns or otherwise provides, or the provision or opera tion of which the Company and any Subsidiary of the Com pany provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not lim ited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year con siderations), when used as a stand-alone system or in combination with other software or hardware.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY


                             Buyer and Merger Subsidiary  represent and war rant
to the Company that:

                             SECTION 5.1 Corporate  Existence and Power. Each of
Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and except as set forth on Schedule 5.1 of the disclosure schedule delivered by Buyer and Merger Subsidiary attached hereto (the "Buyer Disclosure Schedule"), has all corporate powers and all Licenses required to carry on its business as now conducted except where the failure to have any such License would not, individually or in the aggregate, have a Material Adverse Effect. Each of Buyer and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the fail ure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Buyer and Merger Subsidiary has heretofore delivered or made available to the Company true and complete copies of the Buyer's and Merger Subsidiary's Certificate of Incorpora tion and By-laws as currently in effect.

                             SECTION 5.2 Corporate Authorization. The execution,
delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contem plated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary except that (i) enforcement may be subject to applicable bank ruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting cred itors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                             SECTION   5.3   Governmental   Authorization.   The
execution,  delivery  and  performance  by Buyer and Merger  Subsidiary  of this
Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contem plated by this Agreement require no action by or in re spect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act; and (iii) compliance with any applicable require ments of the Exchange Act.

                             SECTION  5.4   Non-Contravention.   The  execution,
delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or by-laws of Merger Subsid iary or Buyer, (ii) assuming compliance with the matters referred to in Section 5.3 hereof, contravene or conflict or constitute a violation of any provision of law, regu lation, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Subsidiary, or (iii) with or without the giving of notice or passage of time or both, constitute a material default under or give rise to a right of termination, cancellation or accelera tion of any right or obligation of Buyer or Merger Sub sidiary or to a material loss of any benefit to which Buyer or
Merger Subsidiary or any license, franchise, permit or other similar authorization held by Buyer or Merger Subsidiary, or (iv) result in the creation or imposition of any Lien on any asset of Buyer or Merger Subsidiary excluding from the foregoing clauses (ii), (iii) or (iv) such violations, breaches, defaults or Liens which would not have a Material Adverse Effect, and which will not materially impair the ability of Buyer and Merger Subsidiary to consummate the transactions contem plated hereby.

                             SECTION   5.5   Disclosure   Documents.   (a)   The
information with respect to Buyer and its Subsidiaries and Merger Subsidiary that Buyer and Merger Subsidiary furnish to the Company in writing specifically for use in any Company Disclosure Document will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement (defined in Section
6.2 herein), at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stock holders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof, at the consummation of the Offer and at the time of any distribution thereof.

                             (b) The Offer Documents, when filed, will comply as
to form in all material respects with the ap plicable requirements of the Exchange Act. The Offer Documents will not at the time of the filing thereof, at the time of any distribution, publication or any mailing thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the state ments made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to state ments or omissions in the Offer Documents based upon information furnished to Buyer or Merger Subsidiary in writing by the Company specifically for use therein.

                             SECTION 5.6 Finders' Fees.  There is no in vestment
banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with or upon consummation of the transactions contem plated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Subsidiary.

                             SECTION 5.7  Financing.  Buyer has  provided to the
Company copies of an equity commitment letter from Onex Corporation satisfactory to the Company. Buyer and Merger Subsidiary have or will have, prior to the expira tion of the Offer and prior to the Effective Time, suffi cient funds available to purchase all of the Shares out standing on a fully diluted basis and to pay all related fees and expenses pursuant to the Offer and the Merger and this Agreement.

                             SECTION  5.8   Solvency.   At  and   following  the
expiration date of the Offer and at the Closing Date, each of Buyer and Merger Subsidiary, in each case to gether with their respective Subsidiaries, will be, on a consolidated basis, Solvent after giving effect to the purchase and sale of the Shares and any other transac tions contemplated hereby or by Merger Subsidiary or any of its affiliates on such date or which would be other wise taken into account in determining whether the pur chase and sale of the Shares or any of the transactions contemplated hereby were a fraudulent conveyance or im permissible dividend under applicable law. For the pur pose of the representation and warranty contained in this Section, Buyer shall be entitled to assume that the rep resentations and warranties of the Company regarding its liabilities on a consolidated basis are true and correct in all material respects.

                             SECTION 5.9 Share Ownership. As of the date
hereof, Buyer and Merger Subsidiary do not own any Shares.

                             SECTION 5.10 Merger Subsidiary's Operations. Merger
Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

                             The Company agrees that:

                             SECTION 6.1 Conduct of the  Company.  From the date
hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course, consistent with past practices, and shall use their best commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers, employees and business associ ates. Without limiting the generality of the foregoing, other than (i) in the ordinary course of business consis tent with past practices, (ii) as set forth on Schedule 6.1 of the Company Disclosure Schedule, (iii) as specifi cally contemplated by this Agreement or (iv) with the written consent of Buyer or Merger Subsidiary (such con sent which shall not be unreasonably withheld), from the date hereof until the Effective Time, the Company will not:

                             (a) declare,  set aside or pay any dividend  (other
               than regular quarterly dividends) or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsid iary of the Company of any outstanding shares of capital stock or other securities of, or other own ership interests in, the Company or any Subsidiary of the Company;

                             (b) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any Subsidiary of the Company, other than issuances pursuant to the exer cise of options outstanding on the date hereof and disclosed on Schedule 4.5 of the Company Disclosure Schedule;

                             (c) amend any material term of the  certificate  of
               incorporation, by-laws or any outstanding secu rity of the Company or any Subsidiary of the Com pany;

                             (d) split,  combine or reclassify  its outstand ing
               capital stock;

                             (e) incur,  assume or  guarantee  by the Company or
               any Subsidiary of the Company of any indebtedness for borrowed money;

                             (f) make any loan, advance or capital contri bution
               to or invest in any Person;

                             (g) cause or willfully permit any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Com pany which has had or could reasonably be expected to have a Material Adverse Effect;

                             (h) enter into any transaction, commitment, contract or agreement by the Company or any Subsid iary of the Company relating to their assets or business (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, that have had or could rea sonably be expected to have a Material Adverse Ef fect, other than those contemplated by this Agree ment;

                             (i) neither the Company nor any  Subsidiary  of the
               Company shall pay, discharge, or satisfy any material claims, liabilities or other obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabil ities reflected or reserved against in the consoli dated financial statements of the Company or in curred since the most recent date thereof pursuant to an agreement or transaction described in this Agreement or incurred in the ordinary course of business, consistent with past practices;

                             (j) neither the Company nor any  Subsidiary  of the
               Company will amend or modify any existing Affil iate Transaction or enter into any new Affiliate Transaction other than with the prior written con sent of the Buyer;

                             (k) change any method of  accounting or account ing
               practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

                             (l) (A) grant any severance or  termination  pay to
               any director, officer or employee of the Company or any Subsidiary of the Company, (B) enter into any employment, deferred compensation or other simi lar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or
               (D) increase the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Subsidiary of the Company; or

                             (m) authorize any of, or commit or agree to take any of, the foregoing actions except as other wise permitted by this Agreement.

                             SECTION 6.2 Stockholder  Meeting;  Proxy Mate rial.
The Company shall cause a meeting of its stock holders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; provided that the Company's Board of Directors may with draw, modify or change such recommendation if it has determined, after consultation with outside legal counsel to the Company, that such recommendation would likely be inconsistent with the Board of Directors' fiduciary du ties under applicable law. In connection with such meet ing, the Company (i) will promptly, after the consumma tion of the Offer, prepare and file with the SEC, will use its reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement and all other proxy materi als for such meeting (the "Company Proxy Statement"), (ii) will use its reasonable efforts to obtain the neces sary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will oth erwise comply in all material respects with all legal requirements applicable to such meeting.

                             SECTION 6.3 Access to Information; Confidenti ality
Agreement. (a) From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized repre sentatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries of the Company, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and oper ating data and other information as such Persons may reasonably request and will instruct the Company's em ployees, counsel, financial advisors and independent auditors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries of the Company; provided that all requests for information, to visit plants or facilities or to interview the Company's employees or agents should be directed to and coordinated with an executive officer of the Company; and provided further that any information received by Buyer or its representatives shall remain subject to the Confidential ity Agreement dated December 3, 1998 between Buyer and the Company (the "Confidentiality Agreement").

                             (b) The  Company  shall  confer  on a  regular  and
frequent basis with one or more designated representa tives of Buyer to report operational matters of material ity, the general status of ongoing operations and such other matters as Buyer may reasonably request.

                             (c)  The  parties   hereto  agree  that  the  Confi
dentiality Agreement shall be hereby amended to provide that any provision therein which in any manner limits, restricts or prohibits the voting or acquisition of Shares by Buyer or any of its affiliates or the represen tation of Buyer's designees on the Company's Board of Directors or which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall be amended as of the date hereof to permit the acquisition of Shares pursuant to the Offer and the Merger, the voting of Shares at the Company Stockholder Meeting or to otherwise affect the transactions contem plated hereby. The Confidentiality Agreement shall oth erwise remain in full force and effect.

                             SECTION 6.4  No Solicitation.  From the date
of this Agreement until the termination of this Agree ment, the Company and its Subsidiaries will not, and the Company will use its reasonable efforts to ensure that the respective officers, directors, employees, agents, advisors or other representatives of the Company and its Subsidiaries will not, directly or indirectly (i) so licit, initiate or encourage any Acquisition Proposal (as defined below) or (ii) engage in negotiations or discus sions with, or disclose any nonpublic information relat ing to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person concerning an Acquisition Proposal; provided that, if the Company's Board of Directors determines in good faith, after consultation with outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would likely be inconsistent with the Board of Directors' fiduciary duties under applicable law, the Company may in response to an Acquisition Proposal, which must be a Superior Proposal (as defined below), furnish information with respect to the Company and its Subsidiaries pursuant to a confidentiality agreement and participate in negotiations and enter into agreements regarding such Acquisition Proposal. The Company will promptly inform Buyer as to the fact that information is to be provided and the iden tity of the third party after receipt of any Acquisition Proposal and will keep Buyer informed of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "Acquisition

Proposal" means any offer or proposal for a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any eq uity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal, which proposal was not solicited by the Company after the date of this Agreement, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities (the value of any such securities to be deter mined in good faith with the advice of a nationally rec ognized investment banking firm) more than a majority of the Shares then outstanding or all or substantially all of the assets of the Company, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company and its stockholders than the Offer and the Merger (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and Merger) and has a reasonable prospect of being consummated in accordance with its terms. Further more, nothing contained in this Section 6.4 shall pro hibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or making such disclosure as may be required by applicable law.

                             SECTION 6.5  Conveyance  Taxes.  The Company  shall
timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "Conveyance Taxes") which become payable prior to the Effective Time in connection with the transactions con templated hereunder that are required to be paid in con nection therewith.

                             SECTION 6.6 Directors Stock Plan. Immediately prior
to the acceptance for payment by Merger Subsidiary of any Shares tendered pursuant to the Offer, the Company shall amend the Company's 1996 Non-Qualified Non-Employee Directors Stock Option Plan to provide that the Merger Subsidiary's designees elected or appointed pursuant to

Section 1.3 hereof shall not be entitled to receive any of the Company's capital stock or other benefits under the Company's Directors Stock Plan.


                                   ARTICLE VII

                               COVENANTS OF BUYER

                             Buyer agrees that:

                             SECTION 7.1 Obligations of Merger Subsidiary. Buyer
will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agree ment and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

                             SECTION  7.2 Voting of Shares.  Merger  Subsid iary
shall and Buyer shall cause Merger Subsidiary to vote all Shares beneficially owned by Merger Subsidiary or its affiliates in favor of adoption and approval of the Merger and this Agreement at the Company Stockholder Meeting.

                             SECTION 7.3  Director  and Officer  Insurance.  (a)
Buyer, Merger Subsidiary and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any officer, director, employee or agent of the Company and any of its subsid iaries (the "Indemnitees") as provided in the Company Certificate of Incorporation, Company By-laws or a Mate rial Contract as in effect as of the date hereof shall survive the Merger and continue in full force and effect. For five years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, provide offi cers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Com pany's officers' and directors' liability insurance pol icy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof. Buyer agrees that, should the Surviving Corpora tion fail to comply with the obligations of this Section 7.3, Buyer shall be responsible therefor. It is under stood that the Indemnitees will seek to be reimbursed for any liability or loss from such Indemnitee's liability insurance policy prior to seeking any other reimbursement provided for herein, including that referred to in the first sentence of this section.

                             (b) In  the  event  the  Company  or the  Surviving
Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the obligations set forth in this Section 7.3 and the agreements set forth in Section 8.6(b) hereof.

                             (c) The obligations of the Company,  the Sur viving
Corporation, and Buyer under this Section 7.3 and Section 8.6 hereof shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 7.3 or Section 8.6 hereof applies without the consent of such affected Person (it being expressly agreed that the Persons to whom this Section
7.3 and Section 8.6(b) hereof applies shall be third party bene ficiaries of this Section 7.3 and Section 8.6(b) hereof).

                             SECTION 7.4  Investment  Banking Fees.  The Company
has provided to Buyer a copy of the DLJ Letter.


                             ARTICLE VIII COVENANTS OF BUYER AND THE COMPANY

                             The parties hereto agree that:

                             SECTION  8.1  Reasonable  Efforts.  Subject  to the
terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions con templated by this Agreement, and to consummate the Merger by April 30, 1999. Nothing in this Section 8.1 or other wise in this Agreement shall prevent or restrict the Company from entering into a definitive agreement with a third party in connection with an Acquisition Proposal that the Board of Directors determines in good faith, after Consultation with its legal counsel, is a Superior Proposal.

                             SECTION 8.2 Certain Filings.  The Company and Buyer
shall cooperate with one another and use their best commercially reasonable efforts (a) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, and (b) in determining whether any action by or in respect of, or filing with, any Govern mental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking promptly any such actions, consents, approvals or waivers or making any such fil ings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

                             SECTION 8.3 Public Announcements. The initial press
releases with respect to the execution of this Agreement shall be approved in advance by both Buyer and the Company. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or foreign securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                             SECTION 8.4 Conveyance Taxes. Buyer and the Company
shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any Conveyance Taxes which become payable in connection with the transactions con templated hereunder that are required or permitted to be filed on or before the Effective Time.

                             SECTION  8.5 Further  Assurances.  At and after the
Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                             SECTION 8.6 Employee  Matters.  (a) For a period of
one year immediately following the Closing Date Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage under existing benefit plans or arrangements which is no less favorable than those provided to the employees imme diately prior to the Closing Date. During the second year following the Closing Date, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide Continuing Employees coverage under benefit plans and arrangements no less favorable in the aggregate than those provided to the employees immediately prior to the Closing Date.

                             (b) Buyer shall,  and shall cause its Subsid iaries
to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 8.6 of the Company Disclosure Schedule.

                             SECTION 8.7  Stockholder  Litigation.  The Com pany
and the Buyer agree that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Buyer, and any counsel which Buyer may retain, informed of the course of such litigation, to the extent Buyer is not otherwise a party thereto, and the Company agrees that it will consult with Buyer prior to entering into any settlement or compromise of any such stockholder litigation; provided that no such settlement or compromise will be entered into without Buyer's prior written consent, which consent shall not be unreasonably withheld.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

                             SECTION 9.1  Conditions to the  Obligations of Each
Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

                             (i) if required by the DGCL,  this Agreement  shall
               have  been  adopted  by  the   stockholders  of  the  Company  in
               accordance with such Law;

                             (ii) any  applicable  waiting  period under the HSR
               Act relating to the Merger shall have expired;

                             (iii)  no  provision  of  any   applicable  law  or
               regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

                             (iv)   Buyer  or  Merger   Subsidiary   shall  have
               purchased the Shares pursuant to the Offer.


                                    ARTICLE X

                                   TERMINATION

                             SECTION 10.1  Termination.  This Agreement may
be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                             (i) by mutual  written  consent of the  Company and
               Buyer;

                             (ii) by either the  Company or Buyer,  if the Offer
               has not been consummated within 45 business days after the date of execution of this Agreement (as such date may be extended pursuant to the pro viso to this sentence, the "Outside Termination Date"); provided, however, that the right to termi nate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to meet the date requirements of this paragraph;

                             (iii) by either  the  Company  or  Buyer,  if there
               shall be any law or regulation that makes consumma tion of the Merger illegal or if any judgment, in junction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                             (iv) by the Company, if Buyer or Merger Subsid iary
               breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material re spect;

                             (v) by Buyer,  if the Company  breaches or fails in
               any material respect to perform or comply with any of its material covenants and agreements con tained herein or breaches its representations and warranties in any material respect; or

                             (vi) by  either  the  Company  or  Buyer,  upon the
               Company entering into a definitive agreement in connection with an Acquisition Proposal that the Board of Directors determines in good faith, after consultation with its legal counsel is a Superior Proposal.

The party desiring to terminate this Agreement  pursuant to clauses (ii), (iii),
(iv) or (v) shall give written notice of such termination to the other party in accor dance with the notice procedures set forth in Section 12.1.

                             SECTION 10.2  Effect of Termination.  (a)  If
this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto; pro vided that the agreements contained in Sections 4.16, 10.2 and 12.4 hereof shall survive the termination hereof; and provided, further that the Confidentiality Agreement shall remain in full force and effect and Sec tion 6.3(b) hereof shall have no binding effect whatso ever.

                             (b) In the event that this  Agreement is terminated
by the Company pursuant to Section 10.1(v) hereof, the Company shall pay to Buyer by wire transfer of immediately available funds to an account designated by Buyer on the next business day following such termina tion, an amount equal to $3,000,000.

                                   ARTICLE XI

                                  DEFINED TERMS

                             For the purposes of this Agreement,  the follow ing
terms shall have the following respective meanings:

                             "Acquisition  Proposal"  shall have the meaning set
forth in Section 6.4.

                             "Affiliate  Transaction" shall have the meaning set
forth in Section 4.10 (j).

                             "Agreement" shall have the meaning set forth in the
Introduction.

                             "Buyer"   shall  have  the  meaning  set  forth  in
Introduction.

                             "Buyer Disclosure  Schedule" shall have the meaning
set forth in Section 5.1.

                             "Certificate  of Merger" shall have the meaning set
forth in Section 2.1(b).

                             "Closing"  shall  have  the  meaning  set  forth in
Section 2.7.

                             "Closing  Date" shall have the meaning set forth in
Section 2.7.

                             "Code"  shall have the meaning set forth in Section
4.13(e).

                             "Company"  shall have the  meaning set forth in the
Introduction.

                             "Company  By-laws" means the by-laws of the Company
as in effect on the date of this Agreement.

                             "Company  Certificate of  Incorporation"  means the
certificate of incorporation of the Company as in effect on the date of this Agreement.

                             "Company  Disclosure   Documents"  shall  have  the
meaning set forth in Section 4.9.

                             "Company   Disclosure   Schedule"  shall  have  the
meaning set forth in Section 1.3(c).

                             "Company Proxy  Statement"  shall have the mean ing
set forth in Section 6.2.

                             "Company SEC Documents" shall have the meaning
set forth in Section 4.7.

                             "Company  Securities"  shall have the  meaning  set
forth in Section 4.5.

                             "Company   Stockholder   Meeting"  shall  have  the
meaning set forth in Section 6.2.

                             "Confidentiality  Agreement" shall have the meaning
set forth in Section 6.3.

                             "Continuing  Directors"  shall have the meaning set
forth in Section 1.3(a).

                             "Continuing  Employees"  shall have the meaning set
forth in Section 8.6(a).

                             "Conveyance Taxes" shall have the meaning set forth
in Section 6.5.

                             "Date  Data"  shall have the  meaning  set forth in
Section 4.22.

                             "Date-Sensitive  System" shall have the meaning set
forth in Section 4.22.

                             "Depositary"  shall have the  meaning  set forth in
Section 2.3(a).

                             "DGCL"  shall  have the  meaning  set  forth in the
Introduction.

                             "Dissenting  Shares"  shall  have the  meaning  set
forth in Section 2.4.

                             "DLJ"  shall have the meaning set forth in Sec tion
1.2 (b).

                             "Effective  Time"  shall have the meaning set forth
in Section 2.1(b).

                             "Employee Benefit Plans" shall have the meaning set
forth in Section 4.13(a).

                             "Environmental Law" shall have the meaning set
forth in Section 4.17(c).

                             "ERISA" shall have the meaning set forth in
Section 4.13.

                             "ERISA  Affiliate" shall have the meaning set forth
in Section 4.13(a).

                             "Exchange  Act" shall have the meaning set forth in
Section 1.1(a).

                             "GAAP"  shall have the meaning set forth in Section
4.8.

                             "Group"  shall have the  meaning set forth in Annex
I.

                             "Governmental  Entity"  shall have the  meaning set
forth in Section 4.3.

                             "HSR  Act"  shall  have the  meaning  set  forth in
Section 4.3.

                             "Indemnitees"  shall have the  meaning set forth in
Section 7.3.

                             "Knowledge" or "knowledge"  means,  with respect to
the Company and/or any Subsidiary thereof, knowledge of the current President, Chief Financial Officer and Executive Vice President of the Company after reasonable investigation and inquiry commensurate with that of a reasonable person holding such a position with a public company.

                             "Licenses"  shall  have the  meaning  set  forth in
Section 4.1.

                             "Lien"  shall have the meaning set forth in Section
4.4.

                             "Material  Adverse  Effect" shall have the mean ing
set forth in Section 4.1.

                             "Material  Contracts"  shall have the  meaning  set
forth in Section 4.20.

                             "Material  Trademarks"  shall have the  meaning set
forth in Section 4.19(a).

                             "Merger"  shall  have  the  meaning  set  forth  in
Section 2.1(a).

                             "Merger  Consideration"  shall have the meaning set
forth in Section 2.2(c).

                             "Merger  Subsidiary"  shall  have the  meaning  set
forth in the Introduction.

                             "Minimum  Condition"  shall  have the  meaning  set
forth in Annex I.

                             "Offer"  shall  have the  meaning  set forth in the
Introduction.

                             "Offer  Documents" shall have the meaning set forth
in Section 1.1(b).

                             "Offer  Price"  shall have the meaning set forth in
the Introduction.

                             "Option"  shall  have  the  meaning  set  forth  in
Section 2.5(a).

                             "Option  Plans" shall have the meaning set forth in
Section 2.5(a).

                             "Outside  Termination Date" shall have the mean ing
set forth in Section 10.1(ii).

                             "PBGC"  shall have the meaning set forth in Section
4.13(c).

                             "Person"  shall  have  the  meaning  set  forth  in
Section 2.3(c).

                             "Plans" shall have the meaning set forth in Section
4.13(a).

                             "Preferred  Stock" shall have the meaning set forth
in Section 4.5.

                             "Qualified  Plans" shall have the meaning set forth
in Section 4.5.

                             "Schedule  14D-9"  shall have the meaning set forth
in Section 1.2(d).

                             "SEC"  shall have the meaning set forth in Sec tion
1.1(b).

                             "Secretary  of State"  shall have the  meaning  set
forth in Section 2.1(b).

                             "Securities  Act" shall have the  meaning set forth
in Section 4.7.

                             "Shares"  shall  have  the  meaning  set  forth  in
Introduction.

                             "single  employer" shall have the meaning set forth
in Section 4.13(a).

                             "Solvent"  shall mean, with respect to any Per son,
that (a) the fair saleable value of the property of such Person is, on the date of determination, greater than the total amount of liabilities (including contin gent and unliquidated liabilities) of such Person as of such date, (b) as of such date, such Person is able to pay all of its liabilities as such liabilities mature, (c) such Person does not have unreasonably small capital for conducting the business theretofore or proposed to be conducted by such Person and its Subsidiaries, and (d) such Person has not incurred nor does it plan to incur debts beyond its ability to pay as they mature. The amount of any contingent or unliquidated liability at any time will be computed as the amount which, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

                             "Subsidiary"  shall have the  meaning  set forth in
Section 4.6.

                             "Superior  Proposal"  shall  have the  meaning  set
forth in Section 6.4.

                             "Surviving  Corporation" shall have the meaning set
forth in Section 2.1(a).

                             "Tax  Return"  shall have the  meaning set forth in
Section 4.12(b)(i).

                             "Taxes" shall have the meaning set forth in Section
4.12(b)(i).

                             "The 1995 Plan" shall have the meaning set forth in
Section 4.5.

                             "The 1996 Plan" shall have the meaning set forth in
Section 4.5.

                             "Year 2000  Compliant"  shall have the  meaning set
forth in Section 4.22.


                                   ARTICLE XII

                                  MISCELLANEOUS

                             SECTION 12.1  Notices.  All  notices,  requests and
other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                             if to Buyer or Merger Subsidiary, to:

                                        CUSTOMERONE HOLDING CORPORATION
                                        644 Elliott Street
                                        Buffalo, New York 14201
                                        Telecopy:  (716) 871-2175
                                        Attention: Seth M. Mersky

                                        with a copy to:

                                        Mary R. Korby, Esq.
                                        Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas 75201
                                        Telecopy: (214) 746-7777


                             if to the Company, to:

                                        LCS Industries, Inc.
                                        120 Brighton Road
                                        Clifton, New Jersey 07012
                                        Telecopy:  (973) 778-7485
                                        Attention: Pat R. Frustaci

                                        with copies to:

                                        Kirkpatrick & Lockhart, L.L.P.
                                        1251 Avenue of the Americas, 45th Floor

                                        New York, NY  10020-1104
                                        Telecopy:  (212) 536-3901
                                        Attention:  Peter B. Hirshfield, Esq.

                                        and:

                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        919 Third Avenue
                                        New York, New York 10022
                                        Telecopy:  (212) 735-2000
                                        Attention:  Thomas H. Kennedy, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose of giving notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
12.1 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Sec tion 12.1.

                             SECTION 12.2  Nonsurvivial of  Representations  and
Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. All covenants and agreements contained herein which by their terms are to be performed in whole or in part subsequent to the Effective Time shall survive the Merger in accordance with their terms. Nothing contained in this Section 12.2 shall relieve any party from liability for any willful breach of this Agreement.

                             SECTION 12.3 Amendments;  No Waivers. (a) Except as
may otherwise be provided herein, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; pro vided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders: (i) reduce the Offer Price; (ii) alter or change the Merger Consideration to be received in exchange for the Shares, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change could adversely af fect the holders of any shares of capital stock of the Company.

                             (b) No failure or delay by any party in exercis ing
any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                             SECTION  12.4  Expenses.  All  costs  and  expenses
incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                             SECTION 12.5 Successors and Assigns. The provisions
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective suc cessors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obliga tions under this Agreement without the consent of the other parties hereto except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly-owned Subsidiaries, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Buyer of its obligations under the Offer or prejudice the rights of tendering stock holders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

                             SECTION 12.6 Governing Law. This Agreement shall be
construed in accordance with and governed by the law of the State of Delaware without regard to conflicts of laws.

                             SECTION  12.7  Severability.  If any  term or other
provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually accept able manner.

                             SECTION   12.8  Third   Party   Beneficiaries.   No
provision of this Agreement other than Section 7.3 and Section 8.6 hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                             SECTION  12.9  Entire  Agreement.  This  Agreement,
including any exhibits, annexes or schedules hereto and the Confidentiality Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or undertak ing with respect thereto, both written and oral.

                             SECTION  12.10  Counterparts;  Effectiveness.  This
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instru ment. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                             IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed by their respective au thorized officers as of the day and year first above writ ten.


                                               LCS INDUSTRIES, INC.



                                               /s/ William Rella
                                               -----------------
                                               William Rella
                                               President and Chief Executive
                                               Officer



                                               CUSTOMERONE HOLDING CORPORATION


                                               /s/ Mark R. Briggs
                                               ------------------
                                               Mark R. Briggs
                                               President





                                              CATALOG ACQUISITION CO.


                                              /s/ Mark R. Briggs
                                              ------------------
                                              Mark R. Briggs
                                              President

                                                                         ANNEX I

                             CONDITIONS TO THE OFFER


                             Notwithstanding  any other  provisions of the Offer
or this Agreement, Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Subsidiary's obligation to pay for or return tendered Shares promptly after termina tion or withdrawal of the Offer), to pay for and may delay the acceptance for payment of or, subject to the restriction referred to above, the payments for, any Shares validly tendered pursuant to the Offer and may terminate the Offer and not accept for payment any tendered Shares, unless, (i) there shall have been validly tendered and not withdrawn such number of Shares which would constitute a majority of the outstanding Shares determined on a fully diluted basis (or, at the option of Buyer, a lesser number equaling a majority of the Shares on an issued and outstanding basis) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Further more, notwithstanding any other term of the Offer or this Agreement, Merger Subsidiary shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following condi tions exists (other than as a result of any action or inac tion of Buyer, Merger Subsidiary or any of their respective Subsidiaries which constitutes a breach of this Agreement):

                             (a) there  shall be  instituted  and pending by any
Governmental Entity any action or proceeding which seeks to (i) prohibit, or materially limit Buyer's or Merger Sub sidiary's ownership or operation of all or a material por tion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or compel Buyer or Merger Subsidiary to dispose of or hold separate all or any mate rial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (ii) materially re strict, prevent or prohibit consummation of the Offer, the Merger or any transaction contemplated by the Agreement, (iii) impose material limitations on the ability of Merger Subsidiary or Buyer to exercise full rights of ownership of the Shares, including without limitation, the right to vote the Shares purchased by Merger Subsidiary pursuant to the Offer on all matters properly presented to the Company's stockholders, or (iv) require material divestitures by Buyer or Merger Subsidiary; provided that Buyer shall have used its commercially reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted;

                             (b) there shall be any statute,  rule, regu lation,
judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any Governmental Entity that results in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                             (c)  the  representations  and  warranties  of  the
Company set forth in the Agreement shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date where the failure of such representations and warranties to be true and correct have, and could reasonably be expected to have, a Material Adverse Effect on the Company or on the ability of Merger Subsidiary to consummate the Offer or the Merger;

                             (d) the Company shall have failed to perform in any
material respect any obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement where the failure to so comply could reason ably be expected to have, a Material Adverse Effect on the Company or on the ability of Merger Subsidiary to consummate the Offer or the Merger;

                             (e) the  Agreement  shall have been  terminated  in
accordance with its terms;

                             (f) any  person,  entity or "group" (as de fined in
Section 13(d)(3) of the Exchange Act), shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 25% of any class or series of capital stock of the Company (in cluding the Shares), through the acquisition of stock, the formation of a group or otherwise, or the Company shall have entered into a definitive agreement or agreement in princi ple with any person with respect to an Acquisition Proposal or similar business combination with the Company;

                             (g) the  Company's  Board of  Directors  shall have
withdrawn, or modified or changed in a manner adverse to Buyer or Merger Subsidiary (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Agree ment, or the Merger, or recommended an Acquisition Proposal, or shall have resolved to do any of the foregoing; or

                             (h) there  shall have  occurred a Material  Adverse
Effect.

                             The foregoing  conditions  are for the sole benefit
of Merger Subsidiary and Buyer and may be waived by Buyer or Merger Subsidiary (except for the Minimum Condition), in whole or in part at any time and from time to time in the sole discretion of Buyer or Merger Subsidiary. The failure by Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                            LIST OF OMITTED EXHIBITS


Exhibit A Outstanding Options under the 1983 and 1993 LCS Industries, Inc. Incentive Stock Option Plans as of June 30, 1998

Exhibit B Outstanding Options under the 1993 Non-Employee Directors Stock Option Plan as of June 30, 1998

Exhibit C Outstanding Options under the 1996 Non-Employee Directors Stock Option Plan as of June 30, 1998

Exhibit        D Outstanding Options

Exhibit        E % Ownership of Subsidiaries

Exhibit        F Deferred Compensation Plan Authorizations

Exhibit        G Deferred Compensation Plan Authorizations

Exhibit        H Linda Huntoon Employment Arrangement

Exhibit        I Tom Walsh Employment Arrangement

Exhibit        J Trademark Challenge Communications

Exhibit        K Trademark Challenge Communications

Exhibit        L Trademark Challenge Communications

Exhibit        M Trademark Challenge Communications

Exhibit        N Kathryn Teirstein Employment Arrangement

Exhibit        O 401K ERISA Compliance Summary

Exhibit        P Insurance Policies